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LYNCH CORPORATION
EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS
In Thousands, Except Per Share Data

                                                                     Year ended December 31,
                                                                     -----------------------
                                                                   1995       1994       1993
                                                                   ----       ----       ----
PRIMARY
- --------------
EARNINGS:
 INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                         $5,145    $2,592    $4,116
 Loss on early extinguishment of debt                                          (264)     (206)
 Cumulative effect of change in accounting principle                                     (977)
                                                                   --------------------------
 NET INCOME                                                        $5,145    $2,328    $2,953
                                                                   ==========================

SHARES:
 Weighted average common shares outstanding                         1,379     1,330     1,226
 Net effect of average options to acquire common
  shares, based upon the Treasury Stock Method
  using the average stock price                                        28         7
                                                                   --------------------------
    TOTAL                                                           1,407     1,337     1,226
                                                                   ==========================

EARNINGS PER SHARE:
 INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                          $3.66     $1.94     $3.36
 Loss on early extinguishment of debt                                0.00     (0.20)    (0.17)
 Cumulative effect of change in accounting principle                                    (0.78)
                                                                   --------------------------
 NET INCOME                                                         $3.66     $1.74     $2.41
                                                                   ==========================


ASSUMING FULLY DILUTION
- ---------------------------
EARNINGS:
 INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                         $5,145    $2,592    $4,116
 Add after tax interest expense applicable to
  Convertible Debentures                                                        481       869
                                                                   --------------------------
                                                                    5,145     3,073     4,985
 Gain (loss) on early extinguishment of debt                                   (264)     (206)
 Cumulative effect of change in accounting principle                                     (957)
NET INCOME                                                         $5,145    $2,809    $3,822
                                                                   ==========================

SHARES:
  Weighted average common shares outstanding                        1,379     1,330     1,226
Weighted average number of common stock assuming
conversion of convertible debentures                                            294       447
  Net effect of average options to acquire common
shares, based upon the Treasury Stock Method
     using the year end stock price                                              28        13
                                                                    -------------------------
    TOTAL                                                           1,407     1,637     1,673
                                                                    =========================
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
EARNINGS PER SHARE:
 INCOME BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                          $3.66     $1.88     $2.98
Loss on early extinguishment of debt                                (0.16)    (0.12)
Cumulative effect of change in accounting principle                                     (0.57)
                                                                    -------------------------
NET INCOME                                                          $3.66     $1.72     $2.29
                                                                    =========================
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